UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2016

Vishay Precision Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34679	27-0986328
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

3 Great Valley Parkway, Suite 150
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

(484) 321-5300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On November 17, 2016, the Compensation Committee of the Board of Directors of Vishay Precision Group, Inc. (the “Company”) approved certain amendments to the employment agreements of William M. Clancy, the Company’s Executive Vice President and Chief Financial Officer, and Roland B. Desilets, the Company’s Vice President, General Counsel and Secretary (collectively, the “Amendments”). The Amendments extend the period of time during which the executives are entitled to receive continuation of their base salary following a termination without Cause (as such term is defined in their respective employment agreements) to eighteen (18) months after termination and provide the executives with COBRA continuation coverage of their health insurance following a termination without Cause until the eighteen (18) month anniversary of termination, or, if earlier, the date as of which the executive is eligible to receive health insurance through another group plan. The Amendments are expected to be included in amended and restated employment agreements of Messrs. Clancy and Desilets.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vishay Precision Group, Inc.

Date: November 22, 2016	By:	/s/ William M. Clancy
Name: William M. Clancy
Title: Executive Vice President and Chief
Financial Officer